Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 3 December 2012 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à r.l. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-185244) of Taminco Acquisition Corporation dated 7 February 2013.

Ghent, Belgium

7 February 2013

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner